                        INVESTMENT SUB-ADVISORY AGREEMENT
                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

     AGREEMENT made as of September 30, 2005 among COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (herein called the "Adviser"), BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership (herein called the "Sub-Adviser") and COLUMBIA FUNDS MASTER INVESTMENT TRUST (the "Trust"), a Delaware statutory trust, on behalf of the portfolios of the Trust as now or hereafter may be identified on Schedule I hereto (each a "Master Portfolio" and collectively, the "Master Portfolios").

                                    RECITALS

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end series management investment company; and

     WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of acting as an investment adviser; and

     WHEREAS, the Sub-Adviser is also registered under the Advisers Act, as an investment adviser and engages in the business of acting as an investment adviser; and

     WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser shall act as investment adviser with respect to the Master Portfolios; and

     WHEREAS, pursuant to such Investment Advisory Agreement, the Adviser, with the approval of the Trust, wishes to retain the Sub-Adviser for purposes of rendering advisory services to the Adviser and the Trust in connection with the Master Portfolios upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Appointment.

          The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Master Portfolios for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. Services of Sub-Adviser.

          Subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Master Portfolios, including investment research and management with respect to all securities and investments, except for such cash balances of the Master Portfolios as may, from time to time, be managed by the Adviser. Pursuant to the foregoing, the Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Master Portfolios. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Master Portfolios by the Adviser, the Master Portfolios' investment objectives, policies and restrictions as stated in the Master Portfolios' Prospectuses and Statement of Additional Information, the operating policies and procedures of the Master Portfolios, and resolutions of the Master Portfolios' Board of Trustees.

          The Sub-Adviser further agrees that it will:

          (a) Provide information to the Master Portfolios' accountant for the purpose of updating the Master Portfolios' cash availability throughout the day as required;

          (b) Maintain historical tax lots for each portfolio security held by the Master Portfolios;

          (c) Transmit trades to the Trust's custodian for proper settlement;

          (d) Maintain all books and records with respect to the Master Portfolios that are required to be maintained under Rule 31a-l(f) under the 1940 Act;

          (e) Supply the Adviser, the Trust and the Trust's Board of Trustees with reports, statistical data and economic information as requested; and

          (f) Prepare a quarterly broker security transaction summary and, if requested in advance, monthly security transaction listing for the Master Portfolios.

     3. Other Covenants.

          The Sub-Adviser agrees that it will:

          (a) Comply with all applicable Rules and Regulations of the Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

          (b) Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;


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          (c) The Sub-Adviser acknowledges that the Master Portfolios may engage in transactions with certain investment sub-advisers in the Columbia Funds Family (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other investment sub-adviser of a Columbia Fund in the Columbia Funds Family concerning transactions for a Master Portfolio in securities or other investments, other than for purposes of complying with the conditions of Rule 12d3-1(a) and (b). With respect to a Master Portfolio with one or more investment sub-advisers in addition to the Sub-Adviser, the Sub-Adviser shall be limited to providing investment advice only with respect to the portion of the Master Portfolio's assets as the Adviser may determine from time to time, and shall not consult with any other investment sub-adviser to the Master Portfolio that is a principal underwriter or an affiliated person of a principal underwriter concerning transactions for the Master Portfolio in securities or other investments.

          (d) Place orders pursuant to its investment determinations for the Master Portfolios either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Master Portfolios the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Master Portfolios or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Master Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Master Portfolios. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance,


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

          however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, the Adviser, Sub-Adviser, or the Trust's principal underwriter, acting as principal in the transaction, except to the extent permitted by the Commission;

          (e) Treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

          (f) Adhere to the policies and procedures of the Trust adopted on behalf of the Master Portfolios and delivered to the Sub-Adviser; and

          (g) Maintain a policy and practice of conducting its sub-investment advisory services hereunder independently of its, and any of its affiliates', commercial banking operations. When the Sub-Adviser makes investment recommendations for the Master Portfolios, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Master Portfolios' accounts are customers of its, or any of its affiliates', commercial department. In dealing with commercial customers, the commercial department of the Sub-Adviser, or any of its affiliates, will not inquire or take into consideration whether securities of those customers are held by the Master Portfolios.

     4. Services Not Exclusive.

          The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Master Portfolios or the size of the position obtainable for or disposed of by the Master Portfolios.

     5. Books and Records.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Master Portfolios are the property of the Trust and further agrees to surrender promptly to the Trust any of such records


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upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by it under this Agreement.

     6. Expenses.

          During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions, custodial charges and other transaction costs, if any) purchased or sold for the Master Portfolios.

     7. Compensation.

          The Adviser shall pay the Sub-Adviser, as compensation for services rendered hereunder, fees, payable monthly, at the annual rates indicated on
Schedule I hereto, as such Schedule may be supplemented and amended from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Master Portfolios with respect to compensation under this Agreement.

          The average daily net asset value of the Master Portfolios shall be determined in the manner set forth in the Declaration of Trust and registration statement of the Trust, as amended from time to time.

     8. Limitation of Liability.

          The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Trust for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9. Term and Approval.

          This Agreement shall become effective when approved, and shall continue in effect until the second anniversary of its effective date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on January 1, provided that the continuation of the Agreement is specifically approved at least annually:

          (a)(i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Master Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a


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

     party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

     10. Termination.

          This Agreement may be terminated at any time with respect to:

          (a) a Master Portfolio, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of a Master Portfolio's outstanding voting securities, or by the Adviser, upon sixty
     (60) days' written notice to the other parties to this Agreement.

          (b) by the Sub-Adviser on sixty (60) days' written notice to the other parties to this Agreement.

          Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act.

     11. Amendment of This Agreement.

          No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required by the 1940 Act, no amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Master Portfolios.

     12. Miscellaneous.

          The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     13. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers of the day and year first written above.

                                        COLUMBIA FUNDS MASTER INVESTMENT TRUST
                                        on behalf of the Master Portfolios


                                        By: /s/ Christopher L. Wilson
                                            ------------------------------------
                                            Christopher L. Wilson
                                            President


                                        COLUMBIA MANAGEMENT ADVISORS, LLC


                                        By: /s/ Roger Sayler
                                            ------------------------------------
                                            Roger Sayler
                                            Executive Vice President


                                        BRANDES INVESTMENT PARTNERS, L.P.


                                        By: /s/ Glenn R. Carlson
                                            ------------------------------------
                                            Glenn R. Carlson
                                            Chief Executive Officer


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

SCHEDULE I

     The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Master Portfolio, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Master Portfolio:

          MASTER PORTFOLIO                   RATE OF COMPENSATION         EFFECTIVE DATE
          ----------------            ---------------------------------   --------------
Columbia International Value Master   0.50% of average daily net assets     10/15/1999
Portfolio

Approved: November 21, 2002
Last Amended: September 26, 2005


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